Exhibit 5.1

701 Fifth Avenue, Suite 4700 | Seattle, WA 98104 | T 206.505.4000 | F 206.505.4099

Holland & Knight LLP | www.hklaw.com

August 13, 2026

Omeros Corporation

The Omeros Building

201 Elliott Avenue West

Seattle, Washington 98119

Ladies and Gentlemen:

We have acted as counsel to Omeros Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act by the Company of 10,406,236 shares of its common stock, par value $0.01 per share (the “Shares”), issuable under the Omeros Corporation Amended and Restated Omnibus Incentive Compensation Plan, as amended and restated effective as of June 18, 2026 (the “Plan”). This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of:

(i)        The Registration Statement and all exhibits thereto.

(ii)       The Company’s articles of incorporation, as amended to date and currently in effect.

(iii)        The Company’s bylaws, as amended to date and currently in effect.

(iv)        The Plan, as amended to date and currently in effect.

(v)       Certain resolutions of the board of directors of the Company in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions set forth herein, we have assumed:

(i)       The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

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Omeros Corporation

August 13, 2026

(ii)       The authenticity of the originals of the documents submitted to us.

(iii)       The conformity to authentic originals of any documents submitted to us as copies.

(iv)       As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)       That there has been no undisclosed waiver of any right, remedy or provision contained in such documents.

(vi)       That the offer and sale of Shares under the Plan complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Washington and we express no opinion as to matters governed by laws of any jurisdiction other than the federal securities laws of the United States of America and the corporate laws of the State of Washington, as in effect on the date hereof.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Plan and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Respectfully submitted,

/s/ Holland & Knight LLP

HOLLAND & KNIGHT LLP